                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                               September 13, 1994




                             BROADWAY STORES, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                                       1-8765                    94-0457907
(State or other jurisdiction of                         (Commission             (I.R.S. employer
incorporation or organization)                          file number)            identification no.)



                            3880 NORTH MISSION ROAD
                         LOS ANGELES, CALIFORNIA  90031
          (Address of principal executive offices, including zip code)



                                  213-227-2000
              (Registrant's telephone number, including area code)


                    The Exhibit Index is located on page 12.

ITEM 5.  OTHER EVENTS

         On September 13, 1994, the registrant finalized a two-part program to enhance its working capital financing involving the private placement of $64 million of Subordinated Credit Card Notes Due 1999 (the "Notes") issued by Broadway Receivables, Inc. (formerly CHH Receivables, Inc.), the registrant's wholly-owned special purpose accounts receivable financing subsidiary ("Broadway Receivables"), and the extension of the maturity of the registrant's $225 revolving credit facility (the "Credit Facility") and $575 million credit card receivables securitization facility (the "Receivables Facility") from October 1995 until October 1996. In connection with the issuance of the Notes, Broadway Receivables also entered into interest rate cap agreements with certain financial institutions having ratings by Standard & Poor's Corporation of at least "BBB" in notional amounts aggregating $575 million (the "Interest Rate Cap Agreements"). The issuance of the Notes and the amendment of the Receivables Facility documentation described below effectively increases the maximum advance rate permitted against eligible accounts receivable of the registrant sold to Broadway Receivables from 88% to approximately 91%.

THE NOTES

         The Notes were issued in two classes consisting of $38 million of 7.55% Subordinated Credit Card Notes, Class A, Due 1999 (the "Class A Notes"), and $26 million of 11% Subordinated Credit Card Notes, Class B, Due 1999 (the "Class B Notes"). In the event that Broadway Receivables fails to redeem the Notes in full on or prior to October 8, 1996, the interest rate on the outstanding Notes will increase by 200 basis points (the amount of such increase in respect of any Note is hereafter referred to as the "Step-Up Interest Amount"). Step-Up Interest Amounts will accrue on the Notes monthly but are not payable until all of Broadway Receivables' obligations in respect of the Receivables Facility have been paid in full.

         The Notes are subordinated in right of payment to certain obligations of Broadway Receivables under the Receivables Facility, and the Class B Notes are subordinated in right of payment to the Class A Notes. The Notes are secured, on a basis subordinate to the Receivables Facility lenders, by the Receivables, certain related assets, the Interest Rate Cap Agreements and all proceeds from the foregoing (collectively, the "Collateral"). The Notes are limited recourse obligations of Broadway Receivables payable solely out of the Collateral and the proceeds thereof. To the extent that the Collateral and the proceeds thereof allocable to the holders of the Notes is for any reason insufficient to provide for the payment of amounts owing to such holders, no holder of Notes shall have any recourse against Broadway Receivables, the registrant or any other person for the amount of such insufficiency.

         The Notes are redeemable at the option of Broadway Receivables, in whole or in part, on each interest payment date on or after October 15, 1994 and on October 8, 1996, at a redemption price (the "Redemption Price") equal to the sum of 100% of the principal amount thereof, together with accrued and unpaid interest thereon and, in the case of any redemption occurring prior to October 8, 1996, a make-whole premium determined by reference to a discount rate equal to the sum of (i) the bond equivalent yield to maturity on the 6.25% U.S. Treasury Note maturing in August 1996, plus (ii) in the case of the Class A Notes, 110 basis points, and in the case of the Class B Notes, 325 basis points. Upon the occurrence of certain events ("Early Amortization Events"), including, among others, the failure of Broadway Receivables to redeem the Notes in full on or prior to October 8, 1996 or the occurrence of an event of default with respect to the Notes, all amounts received by the collateral agent for the Collateral in respect of the Receivables, to the extent not required to meet current interest on the Notes and the Receivables Facility and certain other fees and expenses, will be applied to repay principal in respect of Broadway Receivables' obligations under the Receivables Facility and, upon payment in full of the obligations of Broadway Receivables under the Receivables Facility that are senior to the Notes, to make mandatory redemptions on each interest payment date of principal of the Class A Notes and, following retirement thereof, the Class B Notes, in each case at the Redemption Price.

CHANGES IN THE RECEIVABLES FACILITY

         In connection with the issuance of the Notes, the Receivables Facility documentation was amended to extend the maturity of the Receivables Facility until October 8, 1996, to create subordinated security interests in the Collateral in favor of the holders of the Notes and to otherwise accommodate the issuance of the Notes.

         Pursuant to the indenture under which the Notes were issued (the "Indenture") and the Receivables Facility, as amended, the maximum aggregate principal amount of Broadway Receivables' obligations under the Notes and the Receivables Facility at any time is limited to an amount (the "Maximum Permitted Debt") equal to the product of (x) the Maximum Permitted Debt Ratio at such time and (y) the Outstanding Balance of the Receivables meeting specified eligibility criteria ("Eligible Receivables") owned by Broadway Receivables at such time. In addition, pursuant to the Indenture and the Receivables

Facility, as amended, (i) the maximum aggregate principal amount of Broadway Receivables' obligations under the Class A Notes and the Receivables Facility at any time is limited to an amount (the "Maximum Class A Debt Amount") equal to the product of (x) the Maximum Class A Debt Ratio at such time and (y) the Outstanding Balance of the Eligible Receivables owned by Broadway Receivables at such time and (ii) the maximum aggregate principal amount of Broadway Receivables' obligations under the Receivables Facility at any time is limited to an amount equal to the product of (x) 82% and (y) the Outstanding Balance of the Eligible Receivables owned by Broadway Receivables at such time.

         The Maximum Permitted Debt Ratio equals (a)(i) on any day from and including December 1 to but excluding February 1, 90%, or (ii) on any day from and including February 1 to but excluding December 1, 91%, minus (b) the sum of the Yield Discount Factor and the Payment Rate Factor. The Maximum Class A Debt Ratio equals (a)(i) on any day from and including December 1 to but excluding February 1, 86%, or (ii) on any day from and including February 1 to but excluding December 1, 87%, minus (b) the sum of the Yield Discount Factor and the Payment Rate Factor.

         The Receivables Facility was also amended to reduce the program fee, expressed as a percentage per annum of the average daily aggregate outstanding amount under the Receivables Facility, from 1.10% to 1.08%. In addition, the Receivables Facility was amended to provide that (i) any "Event of Default" under (and as defined in) the Indenture, (ii) any Early Amortization Event or
(iii) any determination or assertion of invalidity or unenforceability of the Notes would constitute an event of default under the Receivables Facility.

         For purposes of the discussion above, the following terms shall have the indicated meanings.

         The term "Calculation Period" means, with respect to any Settlement Period, the one-month period commencing on the 10th day following the end of such Settlement Period and ending on the 9th day following the end of the next succeeding Settlement Period.

         The "Net Portfolio Yield" for any Settlement Period is equal to twelve times the percentage equivalent of a fraction the numerator of which is equal to (i) the Normalized Finance Charges for such Settlement Period minus (ii) the Normalized Net Write-Offs during such Settlement Period, and the denominator of which is equal to the Outstanding Balance of the Receivables on the first day of such Settlement Period.

         The term "Normalized Collections" means, with respect to any Settlement Period, the amount obtained by dividing the aggregate collections received in respect of the Receivables during such Settlement Period by the number of billing cycles in such Settlement Period and multiplying the quotient by 36.

         The term "Normalized Finance Charges" means, with respect to any Settlement Period, the amount obtained by dividing the aggregate amount of collections on the Receivables received in such Settlement Period that are allocable to finance charges by the number of billing cycles that occurred in such Settlement Period and multiplying the quotient by 36.

         The term "Normalized Net Write-Offs" means, with respect to any Settlement Period, the amount obtained by dividing the aggregate amount of Receivables written-off as uncollectible during such Settlement Period net of the aggregate recoveries received in such Settlement Period by the number of billing cycles that occurred in such Settlement Period and multiplying the quotient by 36.

         The term "Outstanding Balance" of a Receivable on any day means the aggregate amount owed by the obligor thereunder on such day.

         The term "Payment Rate" shall mean, for any Settlement Period, a fraction the numerator of which is equal to the Normalized Collections for such Settlement Period and the denominator of which is the aggregate Outstanding Balance of the Receivables on the first day of such Settlement Period.

         The "Payment Rate Factor" for each day during a Calculation Period equals (i) if the average Payment Rate for the immediately preceding three Settlement Periods ending with the related Settlement Period equals or exceeds 13%, 0% and (ii) if the average Payment Rate for the immediately preceding three Settlement Periods ending with the related Settlement Period is less than 13%, 1.0%.

         The term "Receivable" means any receivable purchased by Broadway Receivables from the registrant pursuant to the terms of the receivables purchase agreement, which forms a part of the Receivables Facility.

         The term "Settlement Period" shall mean, with respect to any Settlement Date, the preceding fiscal month of the registrant.

         The "Yield Discount Factor" means, for each day during a Calculation Period, the amount, if any, by which (x) an amount equal to (i) the weighted average interest rate per annum on the Notes and the Receivables Facility for the related Settlement Period plus (ii) 2% minus (iii) twelve times the percentage equivalent of a fraction the numerator of which is equal to the aggregate amount of any payments received under the Interest Rate Cap Agreements during such related Settlement Period and the denominator of which is equal to the average outstanding principal amount of Broadway Receivables' obligations under the Notes and the Receivables Facility for such related Settlement Period exceeds (y) the Net Portfolio Yield for such related Settlement Period.


CHANGES IN THE CREDIT FACILITY

         In connection with the issuance of the Notes and the amendment of the Receivables Facility documentation, the Credit Facility was amended to extend the maturity of the Credit Facility until October 8, 1996, to provide for reduced pricing for interest payments payable after February 10, 1995, to alter certain of the financial covenants, and to make certain other changes in connection with the issuance of the Notes.

         Prior to the issuance of the Notes, amounts outstanding under the Credit Facility bear interest at a floating rate equal to the "Index Rate" (determined by reference to certain prime rates or the annualized yield on directly-placed 90-day commercial paper) plus 1.50% per annum. Under the Credit Facility as amended, the additional margin over the Index Rate (the "Applicable Margin") may be reduced with respect to interest payments payable after February 1995 in the event that the registrant's Fixed Charge Coverage is greater than 1.25. If the registrant's Fixed Charge Coverage is greater than
1.25 and less than or equal to 1.50, then the Applicable Margin is reduced to 1.25%, and if the registrant's Fixed Charge Coverage is greater than 1.50, then the Applicable Margin is reduced to 1.00%.

         The Credit Facility was also amended to increase the maximum aggregate face amount of letters of credit available under the Credit Facility from $65 million to $75 million (or, if less, the amount of the Borrowing Base (as defined in the Credit Facility) less outstanding advances). In addition, the Credit Facility was amended to provide that (i) any "Event of Default" under (and as defined in) the Indenture, or (ii) any Early Amortization Event would constitute an event of default under the Credit Facility.

         In connection with the extension of the maturity of the Credit Facility, the Consolidated EBITDA covenant contained in the Credit Facility was amended to provide that the registrant will not permit aggregated Consolidated EBITDA for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period:


Fiscal Months                                          Amount
- -------------                                          ------
November 1994 to October 1995                       $107,300,000
December 1994 to November 1995                      $111,400,000
January 1995 to December 1995                       $117,300,000
February 1995 to January 1996
  and each twelve-Fiscal-Month
  period thereafter                                 $120,600,000



        In addition, the Credit Facility's Consolidated Net Cash Flow covenant was amended to provide that the registrant will not permit Consolidated Net Cash Flow for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated Net Cash Flow deficit for the period of Fiscal Months set forth opposite such amount):


Fiscal Months                                          Amount
- -------------                                          ------
February 1994 to February 1995                      ($29,600,000)
February 1994 to March 1995                         ($28,300,000)
February 1994 to April 1995                         ($26,500,000)
February 1994 to May 1995                           ($21,000,000)
February 1994 to June 1995                          ($13,000,000)
February 1994 to July 1995                          ($13,200,000)
February 1994 to August 1995                        ($12,000,000)
February 1994 to September 1995                     ($ 9,700,000)
February 1994 to October 1995                       ($10,400,000)
February 1994 to November 1995                      ($ 5,200,000)
February 1994 to December 1995                       $47,700,000
February 1994 to January 1996                        $38,300,000
February 1994 to February 1996                       $28,300,000
February 1994 to March 1996                          $35,100,000
February 1994 to April 1996                          $52,400,000
February 1994 to May 1996                            $68,400,000
February 1994 to June 1996                          $106,900,000
February 1994 to July 1996                          $132,200,000
February 1994 to August 1996                        $143,900,000
February 1994 to September 1996                     $144,200,000

Covenant levels for Consolidated EBITDA and Consolidated Net Cash Flow for periods ending prior to those set forth above were not changed.

         The Credit Facility's Capital Expenditure covenant was also amended to provide that the registrant will not permit the aggregate amount of all Capital Expenditures of the registrant and its subsidiaries to exceed, during any period set forth below, the amount set forth below opposite such period:

          Period (Fiscal Months)
- ------------------------------------------
                               Through
     From                  (and Including)                  Amount
     ----                  ---------------                  ------
February 1994              January 1995                  $110,000,000
February 1995              January 1996                  $106,000,000
February 1996              September 1996                $ 62,000,000

provided, however, that the aggregate amount of Capital Expenditures otherwise permitted pursuant to the Capital Expenditures covenant in the Credit Facility during the period from the February 1996 through and including the September 1996 Fiscal Months shall be increased (i) by an amount equal to the lesser of $20,000,000 or the unused portion of the allowance for Capital Expenditures for the period from February 1994 through January 1996 and (ii) by an amount equal to the lesser of $16,000,000 or 75% of the excess, if any, of Consolidated EBITDA as of the end of any Fiscal Month after February 1994 through January 1996 over the Consolidated EBITDA required to be achieved by the registrant pursuant to the Consolidated EBITDA covenant in the Credit Facility as of the end of such Fiscal Month. Notwithstanding anything to the contrary set forth above, in no event shall the aggregate amount of Capital Expenditures of the registrant and its subsidiaries exceed $25,000,000 during any Fiscal Month.

         In addition to the changes in the financial covenants described above, in connection with the extension of the maturity of the Credit Facility, additional percentage limits for the registrant's net inventory ratio were prescribed for the final year of the Credit Facility's term. The minimum and maximum levels for the registrant's consolidated inventory balance were also amended.

         For purposes of the discussion above, the following terms shall have the indicated meanings.

         "Accounts" means all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by the registrant and whether or not earned by performance.

         "Consolidated EBITDA" means for any period the sum of consolidated net income of the registrant and its subsidiaries for such period plus consolidated interest charges (including any capitalized interest payable to certain lenders) plus consolidated taxes deducted in arriving at consolidated net income plus consolidated non-cash charges (including depreciation, amortization and LIFO reserve charges) plus extraordinary losses less extraordinary gains.

         "Capital Expenditures" means all payments for any fixed assets or improvements or for replacements, substitutions or addition, thereto, that have a useful life of more than one year and which are required to be capitalized under generally accepted accounting principles ("GAAP"), other than capital lease obligations.

         "Consolidated Interest Expense" means for any period total interest expense of the registrant and its subsidiaries, whether paid or accrued, for the period, including without limitation (to the extent included in interest expense) (i) the interest component of payments under Capital Leases (as defined in the Credit Facility), (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, (iii) the fees payable under the Credit Facility and the Receivables Facility (other than capitalized fees the amortization of which is included in clause (iv) hereof), (iv) amortization of financing fees and expenses which have been capitalized, (v) amortization of discount premium (if any), (vi) the interest component of any deferred payment obligation, (vii) net costs (less net benefits) under interest rate protection agreements and (viii) all other cash or non-cash interest expenses, in each case as determined in conformity with GAAP.

         "Consolidated Net Cash Flow" means for any period the sum of consolidated earnings before taxes of the registrant and its subsidiaries for such period plus consolidated non-cash charges (including depreciation, amortization and LIFO reserve charges) less principal payments in respect of capital lease obligations less reductions in the restructuring reserve liability account less consolidated taxes actually paid less extraordinary losses plus extraordinary gains, plus all net cash proceeds (after deducting all fees and expenses, including, without limitation, underwriting and brokerage commissions, fees and discounts) received by the registrant from the sale of Common Stock, the registrant's preferred stock or, subject to the prior written approval of General Electric Capital Corporation, unsecured subordinated obligations of the registrant having terms and conditions satisfactory to General Electric Capital Corporation plus, subject to the prior written approval of General Electric Capital Corporation, all net cash proceeds (after deducting all fees and expenses (including, without limitation, underwriting and brokerage commissions, fees and discounts) from any sale by the registrant of all or a substantial portion of the registrant's Accounts on terms and conditions satisfactory to General Electric Capital Corporation (other than sales of the registrant's Accounts to Broadway Receivables in accordance with the terms of the Receivables Facility).

         "Fixed Charge Coverage" means for the period of twelve consecutive Fiscal Months ending on the date of determination the ratio of (a) the sum of
(i) Consolidated EBITDA for that period less (ii) consolidated Capital Expenditures of the registrant and its subsidiaries for that period over (b) the sum of (i) Consolidated Interest Expense for the registrant and its subsidiaries for that period, plus (ii) principal payments paid or payable during that period on all indebtedness (as defined in the Credit Facility and determined on a consolidated basis) of the registrant and its subsidiaries, including without limitation Capital Lease Obligations (as defined in the Credit Facility) and mortgage payments, but excluding payments with respect to current liabilities arising in the ordinary course of business for the deferred purchase price of property or services plus (iii) cash payments actually paid during that period with respect to consolidated tax liabilities of the registrant and its subsidiaries.

         "Fiscal Month" means each of the three four-week or five-week accounting period comprising a quarterly accounting period with a Fiscal Year.

         "Fiscal Year" means a fiscal year of the registrant ending on the Saturday closest to January 31, unless subsequently changed by the registrant with the lender's consent.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                 (c)  Exhibits

                      See Exhibit Index on Page 12.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Broadway Stores, Inc.


                                                   /s/  MARC E. BERCOON
                                         --------------------------------------
                                         Marc E. Bercoon, Senior Vice President,
                                         General Counsel and Secretary

September 23, 1994

                 EXHIBIT INDEX



EXHIBIT
  NO.                             DESCRIPTION
- -------                           -----------
  4.1      Amendment No. 1 to Receivables-Backed Credit Agreement,
           dated as of September 28, 1993, among CHH RECEIVABLES, INC.,
           BLUE HAWK FUNDING CORPORATION and GENERAL ELECTRIC CAPITAL
           CORPORATION, as Agent............................................

  4.2      Amendment No. 2 to Receivables-Backed Credit Agreement, dated as of September 13, 1994, among BROADWAY RECEIVABLES, INC.,
           BLUE HAWK FUNDING CORPORATION and GENERAL ELECTRIC CAPITAL
           CORPORATION......................................................

  4.3      Amended and Restated Assignment and Security Agreement dated as of September 13, 1994 among BROADWAY RECEIVABLES, INC.,
           BLUE HAWK FUNDING CORPORATION, BANKERS TRUST COMPANY, as Trustee
           and Cash Collateral Bank, and GENERAL ELECTRIC CAPITAL
           CORPORATION......................................................

  4.4      Amendment No. 1 to Receivables Purchase Agreement, dated
           as of September 13, 1994 by and between BROADWAY RECEIVABLES,
           INC. and BROADWAY STORES, INC....................................

  4.5      First Amendment, dated as of September 13, 1994, to the
           Liquidity Agreement dated as of October 8, 1992 among Blue
           Hawk Funding Corporation, the lenders party thereto and
           General Electric Capital Corporation, as agent for the
           Liquidity Lenders................................................

  4.6      First Amendment, dated as of September 13, 1994, to the
           Letter of Credit Reimbursement Agreement dated as of
           October 8, 1992 among Broadway Receivables, Inc., Blue
           Hawk Funding Corporation, the financial institutions
           party thereto and General Electric Capital Corporation...........

  4.7      Amendment No. 1 to Irrevocable Letter of Credit
           No. 1992RFS1.....................................................

4.8      Indenture dated as of September 1, 1994 between BROADWAY RECEIVABLES,
         INC., a Delaware corporation, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee relating to the Subordinated Credit
         Card Notes due 1999..................................................

4.9      Broadway Receivables, Inc. 7.55% Subordinated Credit Card Note,
         Class A, Due 1999....................................................

4.10     Broadway Receivables, Inc. 11% Subordinated Credit Card Note,
         Class B, Due 1999....................................................

4.11     Seventh Amendment to Credit Agreement, dated as of September 13, 1994 among BROADWAY STORES, INC., a Delaware corporation previously known as Carter Hawley Hale Stores, Inc., the financial institutions parties thereto and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent for the Lenders................................

20.1     Press Release dated September 13, 1994...............................






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